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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF
                                      1934

        Date of Report (Date of earliest event reported): January 3, 2001
                                                          ---------------

                             GENESIS WORLDWIDE INC.
                             ----------------------

             (Exact name of Registrant as specified in its charter)

           Ohio                           1-1997                34-4307810
           ----                           ------                ----------
(State or other jurisdiction of         (Commission            (IRS Employer
incorporation or organization)          File Number)         Identification No.)


   2600 Kettering Tower, Dayton, OH                                  45423
   --------------------------------                                  -----
(Address of principal executive offices)                           (Zip code)


                                  937-910-9300
                                  ------------
               (Registrant's telephone number including area code)


                                 Not applicable
                                 --------------
         (Former name and former address, if changed since last report)





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ITEM 5   OTHER EVENTS


On January 3, 2001 Genesis Worldwide Inc. made the following press release regarding the extension of a lender forbearance agreement:

"Genesis Worldwide Inc. (GWOW.OB) announced that the lender under the Company's bank credit agreement has amended an existing agreement to extend the forbearance period through February 15, 2001. During this period, the lender has agreed to refrain from taking certain actions as a result of the Company's failure to comply with financial covenants contained in the credit agreement. The lender also agreed through the end of the forbearance period to continue its $32 million line of credit to the Company and to defer approximately $2 million of principal and interest payments due from the Company at the end of 2000. During the forbearance period, the Company anticipates having further discussions with the lender on restructuring the terms of the borrowings under the credit agreement. At December 31, 2000 the Company owed $72.6 million under the credit agreement".








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                GENESIS WORLDWIDE INC.

Date:   January 4, 2001         By: /s/ Karl A. Frydryk
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                                    Karl A. Frydryk
                                    Vice President and Chief Financial Officer




                                INDEX TO EXHIBITS
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(10)     MATERIAL CONTRACT:

         10.1 Amended and Restated Forbearance Agreement, dated December 22, 2000, among Genesis Worldwide Inc. and ING (U.S.) Capital LLC



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